EXHIBIT 99.1

HOMB Announces Record Third Quarter

CONWAY, Ark., Oct. 15, 2020 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released third quarter earnings today.

Highlights of the Third Quarter of 2020:

Metric	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Net Income	$69.3 million	$62.8 million	$507,000	$73.3 million	$72.8 million
Total Revenue (net)	$176.1 million	$173.7 million	$162.7 million	$167.8 million	$167.7 million
Income (loss) before income taxes	$90.4 million	$82.1 million	($2.4 million)	$96.5 million	$100.0 million
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (non-GAAP)(1)	$104.4 million	$102.7 million	$92.2 million	$96.5 million	$100.0 million
Pre-tax net income to total revenue (net)	51.32%	47.25%	-1.49%	57.49%	59.60%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	59.28%	59.15%	56.67%	57.49%	59.60%
ROA	1.66%	1.55%	0.01%	1.94%	1.93%
ROA (pre-tax net income, excluding provision for credit losses and unfunded commitment expense) (non-GAAP)(1)	2.50%	2.53%	2.45%	2.56%	2.65%
ROA, excluding provision for credit losses and unfunded commitment expense (non-GAAP)(1)	1.91%	1.92%	1.87%	1.94%	1.93%
NIM	3.92%	4.11%	4.22%	4.24%	4.32%
NIM, excluding PPP loans (non-GAAP)(1)	3.98%	4.16%	4.22%	4.24%	4.32%
Purchase Accounting Accretion	$7.0 million	$7.0 million	$7.6 million	$9.1 million	$8.5 million
ROE	10.97%	10.27%	0.08%	11.71%	11.84%
ROTCE (non-GAAP)(1)	18.29%	17.40%	0.14%	19.55%	20.04%
Diluted Earnings Per Share	$0.42	$0.38	$0.00	$0.44	$0.44
Non-Performing Assets to Total Assets	0.47%	0.39%	0.44%	0.43%	0.45%
Common Equity Tier 1 Capital	12.6%	12.0%	11.5%	12.4%	12.2%
Leverage	10.4%	10.3%	10.8%	11.3%	10.9%
Tier 1 Capital	13.2%	12.6%	12.1%	13.0%	12.8%
Total Risk-Based Capital	16.9%	16.2%	15.7%	16.4%	16.2%
Allowance for Credit Losses to Total Loans	2.12%	1.99%	2.01%	0.94%	0.97%
Allowance for Credit Losses to Total Loans, excluding PPP loans (non-GAAP)(1)	2.29%	2.15%	2.01%	0.94%	0.97%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“To deliver record setting performance in Pre-Tax, Pre-Provision Net Revenue, while navigating a pandemic, CECL and economic volatility is even beyond my expectations,” said John Allison, Chairman. “I’m now tracking a new measure of profitability that I think is extremely important that I call ‘P5NR = Pre-Tax, Pre-Provision, Profit Percentage,’ which was 59.28% for the third quarter, up from 59.15% in the second quarter,” Allison continued. “While current economic times remain uncertain, one thing remains certain and that is the strong earnings power of Home BancShares,” added Allison.

“PPNR has received increased focus within the industry in recent months. Our ability to reach a record setting $104.4 million PPNR is certainly a highlight of this quarter,” said Tracy French, Centennial Bank President and Chief Executive Officer.

Operating Highlights

Net income increased $6.5 million, or 10.3%, to $69.3 million for the three-month period ended September 30, 2020, from $62.8 million for the three-month period ended June 30, 2020, and income before income taxes (pre-tax net income) increased $8.3 million, or 10.1%, to $90.4 million for the three-month period ended September 30, 2020, from $82.1 million for the three-month period ended June 30, 2020. Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (non-GAAP) for the third quarter of 2020 was a record for the Company. PPNR increased $1.6 million, or 1.6%, to $104.4 million(1) for three-month period ended September 30, 2020, from $102.7 million(1) for the three-month period ended June 30, 2020. Total revenue for the third quarter of 2020 was also a record for the Company. Total revenue increased $2.4 million, or 1.4%, to $176.1 million for the three-month period ended September 30, 2020, from $173.7 million for the three-month period ended June 30, 2020. Pre-tax net income to total revenue (net) increased from 47.25% for the quarter ended June 30, 2020, to 51.32% for the quarter ended September 30, 2020, while pre-tax, pre-provision, profit percentage (“P5NR”) (non-GAAP), increased from 59.15%(1) for the second quarter 2020 to 59.28%(1) for the third quarter 2020.

During the third quarter of 2020, we recorded $14.0 million of total credit loss expense which was primarily due to the Company increasing reserves on deferred loans resulting from ongoing uncertainties related to the COVID-19 pandemic. Due to the inherent risk associated with deferred loans, management recorded an additional reserve on the deferred loans. As of September 30, 2020, we had deferrals of $933.8 million on 330 loans.

Our net interest margin was 3.92% for the three-month period ended September 30, 2020 compared to 4.11% for the three-month period ended June 30, 2020. The yield on loans was 5.24% and 5.43% for the three months ended September 30, 2020 and June 30, 2020, respectively, as average loans decreased from $11.79 billion to $11.76 billion. Additionally, the rate on interest bearing deposits decreased to 0.54% as of September 30, 2020 from 0.64% as of June 30, 2020, with average balances of $9.68 billion and $9.51 billion, respectively.

As of September 30, 2020, we had $848.7 million of Paycheck Protection Program (PPP) loans. These loans are at 1.00% plus the accretion of the origination fee. Excluding PPP loans, our net interest margin (non-GAAP) for the three-month period ended September 30, 2020 was 3.98%.(1) The PPP loans had an 18-basis point dilutive impact to the yield on loans. The PPP loans were dilutive to the net interest margin by 6 basis points.

The COVID-19 pandemic has created a significant amount of excess liquidity in the market. As a result of this excess liquidity, we had an increase of $173.7 million of average interest-bearing cash balances in the third quarter of 2020 compared to the second quarter of 2020. This excess liquidity diluted the net interest margin by 5 basis points.

During the third quarter of 2020, there was zero event interest income compared to event interest income of $1.5 million for the second quarter of 2020. This lowered the net interest margin by 4 basis points.

Purchase accounting accretion on acquired loans was $7.0 million for the three-month periods ended September 30, 2020 and June 30, 2020 and average purchase accounting loan discounts were $55.8 million and $62.8 million for the three-month periods ended September 30, 2020 and June 30, 2020, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining time deposit premiums were $176,000 and $206,000 for the three-month periods ended September 30, 2020 and June 30, 2020, respectively.

The net interest margin experienced 14 basis points of noise for the three-months ended September 30, 2020, compared to the three months ended June 30, 2020 primarily resulting from a 5 basis point decline for excess liquidity, a 4 basis point decline for event interest income, a 3 basis point decline for investment premium amortizations, a 1 basis point decline for PPP loans, and a 1 basis point decline for adjustments as a result of the conversion of LH Finance, which we acquired on February 29, 2020.

Net interest income on a fully taxable equivalent basis decreased $2.4 million, or 1.6%, to $147.7 million for the three-month period ended September 30, 2020, from $150.1 million for the three-month period ended June 30, 2020. This decrease in net interest income for the three-month period ended September 30, 2020 was the result of a $4.8 million decrease in interest income, which was partially offset by a $2.4 million decrease in interest expense. The $4.8 million decrease in interest income was primarily the result of a $4.2 million decrease in loan interest income and a $625,000 net decrease in investment income. The $2.4 million decrease in interest expense was primarily the result of a $1.9 million decrease in interest expense on deposits and a $421,000 decrease in interest expense on FHLB borrowings.

The Company reported $30.0 million of non-interest income for the third quarter of 2020. The most important components of the third quarter non-interest income were $10.2 million from mortgage lending income, $8.5 million from other service charges and fees, $4.9 million from service charges on deposits accounts, $3.4 million from FHLB, FRB, FNBB & other equity investments and $2.6 million from other income. Non-interest income for the third quarter of 2020 included $3.2 million in dividends related to a special dividend from an equity investment and a $1.4 million adjustment for the decline in fair market value of marketable securities.

Mortgage lending income increased $4.0 million, or 64.3%, to $10.2 million for the three-month period ended September 30, 2020, from $6.2 million for the three-month period ended June 30, 2020. The housing market continues to benefit from the current low interest rate environment. The Company experienced an increase in secondary market loan sales of $50 million for the third quarter of 2020 compared to the second quarter of 2020. In addition, reduced hedging expenses led to higher margins on secondary market loan sales.

Non-interest expense for the third quarter of 2020 was $71.7 million. The most important components of the third quarter non-interest expense were $41.5 million from salaries and employee benefits, $15.7 million in other expense and $9.6 million in occupancy and equipment expenses. For the third quarter of 2020, our efficiency ratio was 39.56% compared to 44.93% for the second quarter of 2020.
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(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release

Financial Condition

Total loans receivable were $11.69 billion at September 30, 2020 compared to $11.96 billion at June 30, 2020. Total deposits were $12.94 billion at September 30, 2020 compared to $13.18 billion at June 30, 2020. Total assets were $16.55 billion at September 30, 2020 compared to $16.90 billion at June 30, 2020.

During the third quarter 2020, the Company experienced approximately $264.3 million in organic loan decline. Centennial CFG experienced $72.4 million of organic loan decline and had loans of $1.68 billion at September 30, 2020. Our legacy footprint experienced $191.9 million in organic loan decline during the quarter.

Non-performing loans to total loans was 0.63% as of September 30, 2020 compared to 0.50% as of June 30, 2020. Non-performing assets to total assets increased from 0.39% as of June 30, 2020 to 0.47% as of September 30, 2020. For the third quarter of 2020, net charge-offs were $4.1 million compared to net charge-offs of $2.0 million for the second quarter of 2020.

Non-performing loans at September 30, 2020 were $23.3 million, $40.2 million, $489,000, $4.4 million and $5.4 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $73.8 million. Non-performing assets at September 30, 2020 were $24.8 million, $43.3 million, $523,000, $4.4 million and $5.4 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $78.4 million.

The Company’s allowance for credit losses on loans was $248.2 million at September 30, 2020, or 2.12% of total loans, compared to the allowance for loan losses of $238.3 million, or 1.99% of total loans, at June 30, 2020. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.29%(1) at September 30, 2020. As of September 30, 2020 and June 30, 2020, the Company’s allowance for credit losses on loans and allowance for loan losses was 336.4% and 397.9% of its total non-performing loans, respectively. The increase in the allowance for credit losses at September 30, 2020 is primarily attributable to the ongoing uncertainties of the COVID-19 pandemic.

Stockholders’ equity was $2.54 billion at September 30, 2020 compared to $2.49 billion at June 30, 2020, an increase of approximately $48.7 million. The increase in stockholders’ equity is primarily associated with the $47.8 million increase in retained earnings. Book value per common share was $15.38 at September 30, 2020 compared to $15.09 at June 30, 2020. Tangible book value per common share (non-GAAP) was $9.30(1) at September 30, 2020 compared to $8.99(1) at June 30, 2020, an increase of 13.72% on an annualized basis.
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(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release

Branches

The Company currently has 77 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 15, 2020. We encourage all participants to pre-register for the conference call using the following link: https://dpregister.com/sreg/10147893/d8db6749be. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10147893, which will be available until October 22, 2020 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax net income, excluding provision for credit losses and unfunded commitment expense; pre-tax, pre-provision, profit percentage; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense); return on average assets, excluding provision for credit losses and unfunded commitment expense; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted; net interest margin, excluding PPP loans; yield on loans, excluding PPP loans; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices, including from the adoption of the current expected credit loss (CECL) model on January 1, 2020; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 5, 2020.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(In thousands)	2020	2020	2020	2019	2019

ASSETS

Cash and due from banks	$144,197	$185,047	$147,200	$168,914	$171,492
Interest-bearing deposits with other banks	899,140	1,030,609	424,235	321,687	270,804
Cash and cash equivalents	1,043,337	1,215,656	571,435	490,601	442,296
Federal funds sold	-	-	-	-	1,650
Investment securities - available-for-sale, net of allowance for credit losses	2,361,900	2,238,005	2,098,000	2,083,838	2,087,508
Loans receivable	11,691,470	11,955,743	11,384,982	10,869,710	10,771,946
Allowance for credit losses	(248,224)	(238,340)	(228,923)	(102,122)	(104,304)
Loans receivable, net	11,443,246	11,717,403	11,156,059	10,767,588	10,667,642
Bank premises and equipment, net	280,364	279,498	281,795	280,103	277,966
Foreclosed assets held for sale	4,322	6,292	8,204	9,143	8,639
Cash value of life insurance	102,989	102,443	103,120	102,562	102,003
Accrued interest receivable	72,599	80,274	50,295	45,086	47,557
Deferred tax asset, net	75,167	74,333	77,110	44,301	53,436
Goodwill	973,025	973,025	973,025	958,408	958,408
Core deposit and other intangibles	32,149	33,569	35,055	36,572	38,136
Other assets	160,660	174,908	177,634	213,845	216,694
Total assets	$16,549,758	$16,895,406	$15,531,732	$15,032,047	$14,901,935

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$3,207,967	$3,413,727	$2,425,036	$2,367,091	$2,394,207
Savings and interest-bearing transaction accounts	8,011,200	7,970,979	7,149,644	6,933,964	6,620,616
Time deposits	1,718,299	1,793,230	1,940,234	1,977,328	2,032,547
Total deposits	12,937,466	13,177,936	11,514,914	11,278,383	11,047,370
Federal funds purchased	-	-	-	5,000	50,000
Securities sold under agreements to repurchase	158,447	162,858	126,884	143,727	157,038
FHLB and other borrowed funds	403,428	531,432	951,436	621,439	691,443
Accrued interest payable and other liabilities	139,485	161,095	138,479	102,410	117,332
Subordinated debentures	370,133	369,939	369,748	369,557	369,363
Total liabilities	14,008,959	14,403,260	13,101,461	12,520,516	12,432,546

Stockholders' equity
Common stock	1,652	1,652	1,651	1,664	1,669
Capital surplus	1,520,103	1,518,631	1,516,151	1,537,091	1,542,858
Retained earnings	980,699	932,856	891,498	956,555	904,980
Accumulated other comprehensive (loss) income	38,345	39,007	20,971	16,221	19,882
Total stockholders' equity	2,540,799	2,492,146	2,430,271	2,511,531	2,469,389
Total liabilities and stockholders' equity	$16,549,758	$16,895,406	$15,531,732	$15,032,047	$14,901,935

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(In thousands)	2020	2020	2020	2019	2019	2020	2019

Interest income
Loans	$154,787	$158,996	$158,148	$161,211	$167,470	$471,931	$497,134
Investment securities
Taxable	7,227	8,693	9,776	9,707	10,343	25,696	31,699
Tax-exempt	4,367	3,698	3,114	3,260	3,193	11,179	9,755
Deposits - other banks	252	211	1,116	949	1,068	1,579	4,239
Federal funds sold	-	-	21	5	8	21	29

Total interest income	166,633	171,598	172,175	175,132	182,082	510,406	542,856

Interest expense
Interest on deposits	13,200	15,116	24,198	26,823	29,566	52,514	87,281
Federal funds purchased	-	-	13	33	21	13	21
FHLB borrowed funds	2,235	2,656	2,698	2,686	3,683	7,589	14,523
Securities sold under agreements to repurchase	237	260	462	652	628	959	1,892
Subordinated debentures	4,823	4,899	5,079	5,155	5,207	14,801	15,705

Total interest expense	20,495	22,931	32,450	35,349	39,105	75,876	119,422

Net interest income	146,138	148,667	139,725	139,783	142,977	434,530	423,434

Provision for credit loss - loans	14,000	11,441	76,672	-	-	102,113	1,325
Provision for credit loss - acquired loans	-	-	9,309	-	-	9,309	-
Provision for credit loss - investment securities	-	-	842	-	-	842	-
Total credit loss expense	14,000	11,441	86,823	-	-	112,264	1,325
Net interest income after
provision for credit losses	132,138	137,226	52,902	139,783	142,977	322,266	422,109

Non-interest income
Service charges on deposit accounts	4,910	4,296	6,631	6,778	6,492	15,837	19,152
Other service charges and fees	8,539	7,666	6,056	10,636	8,710	22,261	23,450
Trust fees	378	397	438	390	382	1,213	1,176
Mortgage lending income	10,177	6,196	2,621	3,801	4,610	18,994	10,502
Insurance commissions	271	533	678	551	603	1,482	1,727
Increase in cash value of life insurance	548	558	560	562	714	1,666	2,190
Dividends from FHLB, FRB, FNBB & other	3,433	230	7,842	1,952	1,101	11,505	5,755
Gain on SBA loans	-	-	341	686	291	341	887
(Loss) gain on branches, equipment and other assets, net	(27)	54	82	35	12	109	(38)
Gain on OREO, net	470	235	277	159	334	982	598
Gain (loss) on securities, net	-	-	-	(2)	-	-	-
Fair value adjustment for marketable securities	(1,350)	919	(5,818)	-	-	(6,249)	-
Other income	2,602	3,939	3,219	2,481	1,500	9,760	6,088

Total non-interest income	29,951	25,023	22,927	28,029	24,749	77,901	71,487

Non-interest expense
Salaries and employee benefits	41,511	40,088	39,329	38,446	39,919	120,928	115,731
Occupancy and equipment	9,566	10,172	8,873	8,729	9,047	28,611	26,723
Data processing expense	4,921	4,614	4,326	4,294	4,059	13,861	11,867
Other operating expenses	15,714	25,298	25,721	19,873	14,739	66,733	50,124

Total non-interest expense	71,712	80,172	78,249	71,342	67,764	230,133	204,445

Income (loss) before income taxes	90,377	82,077	(2,420)	96,470	99,962	170,034	289,151
Income tax expense (benefit)	21,057	19,250	(2,927)	23,208	27,199	37,380	72,874
Net income	$69,320	$62,827	$507	$73,262	$72,763	$132,654	$216,277

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars and shares in thousands, except per share data)	2020	2020	2020	2019	2019	2020	2019

PER SHARE DATA

Diluted earnings per common share	$0.42	$0.38	$-	$0.44	$0.44	$0.80	$1.29
Diluted earnings per common share, as adjusted, excluding special
dividend from equity investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax (non-GAAP)(1)	0.47	0.47	0.43	0.44	0.44	1.37	1.30
Basic earnings per common share	0.42	0.38	-	0.44	0.44	0.80	1.29
Dividends per share - common	0.1300	0.1300	0.1300	0.1300	0.1300	0.3900	0.3800
Book value per common share	15.38	15.09	14.72	15.10	14.80	15.38	14.80
Tangible book value per common share (non-GAAP)(1)	9.30	8.99	8.61	9.12	8.83	9.30	8.83

STOCK INFORMATION

Average common shares outstanding	165,200	165,163	166,014	166,696	167,178	165,458	168,178
Average diluted shares outstanding	165,200	165,163	166,014	166,696	167,178	165,458	168,178
End of period common shares outstanding	165,163	165,206	165,148	166,373	166,860	165,163	166,860

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.66%	1.55%	0.01%	1.94%	1.93%	1.11%	1.92%
Return on average assets excluding special dividend from equity
investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROA, as adjusted) (non-GAAP)(1)	1.88%	1.93%	1.88%	1.94%	1.96%	1.90%	1.94%
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.80%	1.68%	0.05%	2.12%	2.10%	1.21%	2.09%
Return on average common equity	10.97%	10.27%	0.08%	11.71%	11.84%	7.13%	12.12%
Return on average common equity excluding special dividend from
equity investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROE, as adjusted) (non-GAAP)(1)	12.39%	12.77%	11.48%	11.68%	12.08%	12.22%	12.27%
Return on average tangible common equity (non-GAAP)(1)	18.29%	17.40%	0.14%	19.55%	20.04%	11.96%	20.84%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	18.56%	17.70%	0.44%	19.86%	20.36%	12.26%	21.18%
Return on average tangible common equity excluding special
dividend from equity investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROTCE, as adjusted) (non-GAAP)(1)	20.66%	21.63%	19.22%	19.51%	20.45%	20.50%	21.10%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars and shares in thousands, except per share data)	2020	2020	2020	2019	2019	2020	2019

Efficiency ratio	39.56%	44.93%	46.82%	41.26%	39.16%	43.69%	40.03%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.08%	39.38%	41.37%	41.14%	40.60%	40.25%	40.35%
Net interest margin - FTE	3.92%	4.11%	4.22%	4.24%	4.32%	4.08%	4.30%
Net interest margin - FTE, excluding PPP loans (non-GAAP)(1)	3.98%	4.16%	4.22%	4.24%	4.32%	4.12%	4.30%
Fully taxable equivalent adjustment	$1,576	$1,434	$1,227	$1,322	$1,247	$4,237	$3,933
Total revenue (net)	176,089	173,690	162,652	167,812	167,726	512,431	494,921
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (non-GAAP)(1)	104,377	102,732	92,178	96,470	99,962	299,287	290,476
Pre-tax net income to total revenue (net)	51.32%	47.25%	-1.49%	57.49%	59.60%	33.18%	58.42%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	59.28%	59.15%	56.67%	57.49%	59.60%	58.41%	58.69%
Net income, excluding provision for credit losses and unfunded commitment expense	79,661	78,084	70,382	73,262	72,763	228,127	217,260
Return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense) (non-GAAP)(1)	2.50%	2.53%	2.45%	2.56%	2.65%	2.50%	2.58%
Return on average assets, excluding provision for credit losses and unfunded commitment expense (non-GAAP)(1)	1.91%	1.92%	1.87%	1.94%	1.93%	1.90%	1.93%
Total purchase accounting accretion	6,957	7,036	7,647	9,133	8,462	21,640	26,757
Average purchase accounting loan discounts	55,835	62,822	69,365	91,869	112,623	62,662	122,121

OTHER OPERATING EXPENSES

Advertising	$902	$795	$1,226	$1,340	$1,201	$2,923	$3,347
Merger and acquisition expenses	-	-	711	-	-	711	-
Amortization of intangibles	1,420	1,486	1,517	1,565	1,587	4,423	4,760
Electronic banking expense	2,426	2,054	1,715	1,870	1,901	6,195	5,655
Directors' fees	429	412	424	396	380	1,265	1,206
Due from bank service charges	259	239	223	289	272	721	792
FDIC and state assessment	1,607	1,846	1,548	1,635	(532)	5,001	2,833
Hurricane expense	-	-	-	-	-	-	897
Insurance	766	711	746	790	698	2,223	2,056
Legal and accounting	1,235	1,278	919	1,633	1,414	3,432	3,384
Other professional fees	1,661	1,735	3,226	3,189	1,906	6,622	7,024
Operating supplies	460	553	535	469	511	1,548	1,552
Postage	328	313	327	327	320	968	939
Telephone	321	310	324	312	289	955	898
Unfunded commitments	-	9,214	7,775	-	-	16,989	-
Other expense	3,900	4,352	4,505	6,058	4,792	12,757	14,781

Total other operating expenses	$15,714	$25,298	$25,721	$19,873	$14,739	$66,733	$50,124

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2020	2020	2020	2019	2019

BALANCE SHEET RATIOS

Total loans to total deposits	90.37%	90.73%	98.87%	96.38%	97.51%
Common equity to assets	15.35%	14.75%	15.65%	16.71%	16.57%
Tangible common equity to tangible assets (non-GAAP)(1)	9.88%	9.35%	9.79%	10.80%	10.59%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,342,212	$4,325,795	$4,357,007	$4,412,769	$4,375,970
Construction/land development	1,748,857	1,818,151	1,892,394	1,776,689	1,827,454
Agricultural	89,476	105,554	89,630	88,400	87,087
Residential real estate loans
Residential 1-4 family	1,665,628	1,730,716	1,775,610	1,819,221	1,808,099
Multifamily residential	491,380	482,635	411,960	488,278	498,079
Total real estate	8,337,553	8,462,851	8,526,601	8,585,357	8,596,689
Consumer	883,568	851,344	852,174	511,909	469,741
Commercial and industrial	2,161,818	2,228,816	1,759,752	1,528,003	1,479,724
Agricultural	85,365	80,023	64,582	63,644	90,343
Other	223,166	332,709	181,873	180,797	135,449
Loans receivable	$11,691,470	$11,955,743	$11,384,982	$10,869,710	$10,771,946

Paycheck Protection Program (PPP) loans (included in total loans receivable)	848,745	848,628	-	-	-

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$238,340	$228,923	$102,122	$104,304	$106,066
Impact of adopting ASC 326	-	-	43,988	-	-
Allowance for credit losses on acquired loans	-	-	357	-	-
Loans charged off	4,599	2,582	4,265	2,631	2,302
Recoveries of loans previously charged off	483	558	740	449	540
Net loans (recovered)/charged off	4,116	2,024	3,525	2,182	1,762
Provision for credit loss - loans	14,000	11,441	76,672	-	-
Provision for credit loss - acquired loans	-	-	9,309	-	-
Total credit loss expense excluding provision for credit loss - investment securities	14,000	11,441	85,981	-	-
Balance, end of period	$248,224	$238,340	$228,923	$102,122	$104,304

Net (recoveries) charge-offs to average total loans	0.14%	0.07%	0.13%	0.08%	0.06%
Allowance for credit losses to total loans	2.12%	1.99%	2.01%	0.94%	0.97%
Allowance for credit losses to total loans, excluding PPP loans	2.29%	2.15%	2.01%	0.94%	0.97%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$65,148	$52,074	$52,131	$47,607	$48,640
Loans past due 90 days or more	8,635	7,824	7,760	7,238	9,964
Total non-performing loans	73,783	59,898	59,891	54,845	58,604
Other non-performing assets
Foreclosed assets held for sale, net	4,322	6,292	8,204	9,143	8,639
Other non-performing assets	247	247	447	447	447
Total other non-performing assets	4,569	6,539	8,651	9,590	9,086
Total non-performing assets	$78,352	$66,437	$68,542	$64,435	$67,690

Allowance for credit losses for loans to non-performing loans	336.42%	397.91%	382.23%	186.20%	177.98%
Non-performing loans to total loans	0.63%	0.50%	0.53%	0.50%	0.54%
Non-performing assets to total assets	0.47%	0.39%	0.44%	0.43%	0.45%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2020			June 30, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$926,754	$252	0.11%	$753,093	$211	0.11%
Federal funds sold	124	-	0.00%	-	-	0.00%
Investment securities - taxable	1,618,058	7,227	1.78%	1,673,334	8,693	2.09%
Investment securities - non-taxable - FTE	672,067	5,731	3.39%	461,640	4,890	4.26%
Loans receivable - FTE	11,758,143	154,999	5.24%	11,790,398	159,238	5.43%
Total interest-earning assets	14,975,146	168,209	4.47%	14,678,465	173,032	4.74%
Non-earning assets	1,619,349			1,640,741
Total assets	$16,594,495			$16,319,206

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$7,937,412	$6,651	0.33%	$7,651,259	$7,818	0.41%
Time deposits	1,745,279	6,549	1.49%	1,855,626	7,298	1.58%
Total interest-bearing deposits	9,682,691	13,200	0.54%	9,506,885	15,116	0.64%
Securities sold under agreement to repurchase	157,172	237	0.60%	154,628	260	0.68%
FHLB borrowed funds	464,799	2,235	1.91%	652,354	2,656	1.64%
Subordinated debentures	370,038	4,823	5.19%	369,846	4,899	5.33%
Total interest-bearing liabilities	10,674,700	20,495	0.76%	10,683,713	22,931	0.86%
Non-interest bearing liabilities
Non-interest bearing deposits	3,259,501			3,038,490
Other liabilities	146,502			137,062
Total liabilities	14,080,703			13,859,265
Shareholders' equity	2,513,792			2,459,941
Total liabilities and shareholders' equity	$16,594,495			$16,319,206
Net interest spread			3.71%			3.88%
Net interest income and margin - FTE		$147,714	3.92%		$150,101	4.11%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$671,231	$1,579	0.31%	$261,419	$4,239	2.17%
Federal funds sold	1,775	21	1.58%	1,510	29	2.57%
Investment securities - taxable	1,665,900	25,696	2.06%	1,647,781	31,699	2.57%
Investment securities - non-taxable - FTE	503,253	14,712	3.90%	380,115	12,741	4.48%
Loans receivable - FTE	11,519,706	472,635	5.48%	10,993,686	498,081	6.06%
Total interest-earning assets	14,361,865	514,643	4.79%	13,284,511	546,789	5.50%
Non-earning assets	1,655,973			1,772,341
Total assets	$16,017,838			$15,056,852

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$7,544,763	$30,272	0.54%	$6,634,809	$59,788	1.20%
Time deposits	1,847,833	22,242	1.61%	1,954,182	27,493	1.88%
Total interest-bearing deposits	9,392,596	52,514	0.75%	8,588,991	87,281	1.36%
Federal funds purchased	2,080	13	0.83%	1,618	21	1.74%
Securities sold under agreement to repurchase	150,020	959	0.85%	146,277	1,892	1.73%
FHLB borrowed funds	579,805	7,589	1.75%	945,351	14,523	2.05%
Subordinated debentures	369,846	14,801	5.35%	369,078	15,705	5.69%
Total interest-bearing liabilities	10,494,347	75,876	0.97%	10,051,315	119,422	1.59%
Non-interest bearing liabilities
Non-interest bearing deposits	2,904,159			2,508,082
Other liabilities	134,281			110,715
Total liabilities	13,532,787			12,670,112
Shareholders' equity	2,485,051			2,386,740
Total liabilities and shareholders' equity	$16,017,838			$15,056,852
Net interest spread			3.82%			3.91%
Net interest income and margin - FTE		$438,767	4.08%		$427,367	4.30%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2020	2020	2020	2019	2019	2020	2019

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$69,320	$62,827	$507	$73,262	$72,763	$132,654	$216,277
Pre-tax adjustments
Special dividend from equity investment	(3,181)	-	(7,004)	(861)	-	(10,185)	(2,134)
Provision for credit losses	14,000	11,441	86,823	-	-	112,264	1,325
Fair value adjustment for marketable securities	1,350	(919)	5,818	-	-	6,249	-
Branch write-off expense	-	981	-	-	-	981	-
Unfunded commitment expense	-	9,214	7,775	-	-	16,989	-
Outsourced special project expense	-	-	1,092	631	-	1,092	900
Merger and acquisition expenses	-	-	711	-	-	711	-
FDIC Small Bank Assessment Credit	-	-	-	-	(2,291)	-	(2,291)
Hurricane expenses	-	-	-	-	-	-	897
Total pre-tax adjustments	12,169	20,717	95,215	(230)	(2,291)	128,101	(1,303)
Tax-effect of adjustments	3,181	5,414	24,884	(59)	(592)	33,479	(336)
Adjustments after-tax	8,988	15,303	70,331	(171)	(1,699)	94,622	(967)
Florida tax savings	-	-	-	-	(497)	-	-
BOLI redemption tax	-	-	-	-	3,667	-	3,667
Total adjustments after-tax (B)	8,988	15,303	70,331	(171)	1,471	94,622	2,700
Earnings, as adjusted (C)	$78,308	$78,130	$70,838	$73,091	$74,234	$227,276	$218,977

Average diluted shares outstanding (D)	165,200	165,163	166,014	166,696	167,178	165,458	168,178

GAAP diluted earnings per share: (A/D)	$0.42	$0.38	$-	$0.44	$0.44	$0.80	$1.29
Adjustments after-tax: (B/D)	0.05	0.09	0.43	-	-	0.57	0.01
Diluted earnings per common share, as adjusted, excluding special dividend from equity investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (C/D)	$0.47	$0.47	$0.43	$0.44	$0.44	$1.37	$1.30

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/G)	1.66%	1.55%	0.01%	1.94%	1.93%	1.11%	1.92%
Return on average assets excluding special dividend from equity investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROA, as adjusted) ((A+F)/G)	1.88%	1.93%	1.88%	1.94%	1.96%	1.90%	1.94%
Return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense): (B/G)	2.50%	2.53%	2.45%	2.56%	2.65%	2.50%	2.58%
Return on average assets, excluding provision for credit losses and unfunded commitment expense: (C/G)	1.91%	1.92%	1.87%	1.94%	1.93%	1.90%	1.93%
Return on average assets excluding intangible amortization: ((A+E)/(G-H))	1.80%	1.68%	0.05%	2.12%	2.10%	1.21%	2.09%

GAAP net income available to common shareholders (A)	$69,320	$62,827	$507	$73,262	$72,763	$132,654	$216,277
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (B)	$104,377	$102,732	$92,178	$96,470	$99,962	$299,287	$290,476
Net income, excluding provision for credit losses and unfunded commitment expense (C)	$79,661	$78,084	$70,382	$73,262	$72,763	$228,127	$217,260
Amortization of intangibles (D)	1,420	1,486	1,517	1,565	1,587	4,423	4,760
Amortization of intangibles after-tax (E)	1,049	1,098	1,121	1,161	1,177	3,268	3,531
Adjustments after-tax (F)	8,988	15,303	70,331	(171)	1,471	94,622	2,700
Average assets (G)	16,594,495	16,319,206	15,133,475	14,944,368	14,993,232	16,017,838	15,056,852
Average goodwill, core deposits & other intangible assets (H)	1,005,864	1,007,307	999,004	995,721	997,309	1,004,065	998,889

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2020	2020	2020	2019	2019	2020	2019

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	10.97%	10.27%	0.08%	11.71%	11.84%	7.13%	12.12%
Return on average common equity excluding special dividend from equity investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROE, as adjusted) ((A+C)/D)	12.39%	12.77%	11.48%	11.68%	12.08%	12.22%	12.27%
Return on average tangible common equity: (A/(D-E))	18.29%	17.40%	0.14%	19.55%	20.04%	11.96%	20.84%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	18.56%	17.70%	0.44%	19.86%	20.36%	12.26%	21.18%
Return on average tangible common equity excluding special dividend from equity investment, provision for credit losses, fair value adjustment for marketable securities, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROTCE, as adjusted) ((A+C)/(D-E))	20.66%	21.63%	19.22%	19.51%	20.45%	20.50%	21.10%

GAAP net income available to common shareholders (A)	$69,320	$62,827	$507	$73,262	$72,763	$132,654	$216,277
Earnings excluding intangible amortization (B)	70,369	63,925	1,628	74,423	73,940	135,922	219,808
Adjustments after-tax (C)	8,988	15,303	70,331	(171)	1,471	94,622	2,700
Average common equity (D)	2,513,792	2,459,941	2,481,104	2,482,406	2,437,820	2,485,051	2,386,740
Average goodwill, core deposits & other intangible assets (E)	1,005,864	1,007,307	999,004	995,721	997,309	1,004,065	998,889

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	39.56%	44.93%	46.82%	41.26%	39.16%	43.69%	40.03%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	40.08%	39.38%	41.37%	41.14%	40.60%	40.25%	40.35%
						-	-
Net interest income (A)	$146,138	$148,667	$139,725	$139,783	$142,977	$434,530	$423,434
Non-interest income (B)	29,951	25,023	22,927	28,029	24,749	77,901	71,487
Non-interest expense (C)	71,712	80,172	78,249	71,342	67,764	230,133	204,445
Fully taxable equivalent adjustment (D)	1,576	1,434	1,227	1,322	1,247	4,237	3,933
Amortization of intangibles (E)	1,420	1,486	1,517	1,565	1,587	4,423	4,760

Adjustments:
Non-interest income:
Special dividend from equity investment	$3,181	$-	$7,004	$861	$-	$10,185	$2,134
Fair value adjustment for marketable securities	(1,350)	919	(5,818)	-	-	(6,249)	-
Gain (loss) on OREO	470	235	277	159	334	982	598
Gain (loss) on branches, equipment and other assets, net	(27)	54	82	35	12	109	(38)
Gain (loss) on securities	-	-	-	(2)	-	-	-
Total non-interest income adjustments (F)	$2,274	$1,208	$1,545	$1,053	$346	$5,027	$2,694

Non-interest expense:
Branch write-off expense	$-	$981	$-	$-	$-	$981	$-
Unfunded commitment expense	-	9,214	7,775	-	-	16,989	-
FDIC Small Bank Assessment Credit	-	-	-	-	(2,291)	-	(2,291)
Merger Expenses	-	-	711	-	-	711	-
Hurricane damage expense	-	-	-	-	-	-	897
Outsourced special project expense	-	-	1,092	631	-	1,092	900
Total non-interest expense adjustments (G)	$-	$10,195	$9,578	$631	$(2,291)	$19,773	$(494)

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	3.92%	4.11%	4.22%	4.24%	4.32%	4.08%	4.30%
Net interest margin, excluding PPP loans (non-GAAP): B/D	3.98%	4.16%	4.22%	4.24%	4.32%	4.12%	4.30%

Net interest income - FTE (A)	$147,714	$150,101	$140,952	$141,105	$144,224	$438,767	$427,367
PPP loan interest & discount accretion income	5,943	4,450	-	-	-	10,393	-

Net interest income - FTE, excluding PPP loans (non-GAAP) (B)	$141,771	$145,651	$140,952	$141,105	$144,224	$428,374	$427,367

Average interest-earning assets (C)	$14,975,146	$14,678,465	$13,428,700	$13,188,508	$13,235,774	$14,361,865	$13,284,511
Average PPP loans	821,977	585,946	-	-	-	470,595	-
Average interest-earning assets, excluding PPP loans (non-GAAP) (D)	$14,153,169	$14,092,519	$13,428,700	$13,188,508	$13,235,774	$13,891,270	$13,284,511

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2020	2020	2020	2019	2019	2020	2019

Pre-tax net income	$90,377	$82,077	$(2,420)	$96,470	$99,962	$170,034	$289,151
Provision for credit losses	14,000	11,441	86,823	-	-	112,264	1,325
Unfunded commitment expense	-	9,214	7,775	-	-	16,989	-
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (A)	$104,377	$102,732	$92,178	$96,470	$99,962	$299,287	$290,476

Total revenue (net) (B)	176,089	173,690	162,652	167,812	167,726	512,431	494,921

Pre-tax net income to total revenue (net)	51.32%	47.25%	-1.49%	57.49%	59.60%	33.18%	58.42%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net))	59.28%	59.15%	56.67%	57.49%	59.60%	58.41%	58.69%

	Quarter Ended

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,

(Dollars in thousands)	2020	2020	2020	2019	2019

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$15.38	$15.09	$14.72	$15.10	$14.80
Tangible book value per common share: ((A-C-D)/B)	9.30	8.99	8.61	9.12	8.83

Total stockholders' equity (A)	$2,540,799	$2,492,146	$2,430,271	$2,511,531	$2,469,389
End of period common shares outstanding (B)	165,163	165,206	165,148	166,373	166,860
Goodwill (C)	973,025	973,025	973,025	958,408	958,408
Core deposit and other intangibles (D)	32,149	33,569	35,055	36,572	38,136

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.35%	14.75%	15.65%	16.71%	16.57%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.88%	9.35%	9.79%	10.80%	10.59%

Total assets (A)	$16,549,758	$16,895,406	$15,531,732	$15,032,047	$14,901,935
Total stockholders' equity (B)	2,540,799	2,492,146	2,430,271	2,511,531	2,469,389
Goodwill (C)	973,025	973,025	973,025	958,408	958,408
Core deposit and other intangibles (D)	32,149	33,569	35,055	36,572	38,136